AMENDMENT TO DOMESTIC CUSTODY AGREEMENT
     This AMENDMENT, effective April 1, 2014, is to the DOMESTIC CUSTODY AGREEMENT, dated as of April 4, 2008 (as amended from time to time, the “Agreement”), by and between JPMORGAN CHASE BANK, NATIONAL ASSOCIATION (the “Bank”) and THE VANTAGEPOINT FUNDS, on behalf of itself and each of the series listed on Appendix A thereto (each such fund a “Customer”).
     WHEREAS, a new Customer of The Vantagepoint Funds has been created (named the Vantagepoint High Yield Fund), and an amendment to The Vantagepoint Funds’ registration statement on Form N-1A regarding the new Customer has been filed with the Securities and Exchange Commission (the “Filing”) but is not yet effective as of the date of this Amendment;
     WHEREAS, in order to prepare for the start of operations for this new Customer and for the investment of seed capital in a “private” transaction, which will occur before the effective date of the Filing (May 1, 2014), the Bank and The Vantagepoint Funds desire to amend the Agreement effective as of the date set forth above to add the new Customer to Appendix A;
     WHEREAS, the Bank and The Vantagepoint Funds amended the Agreement effective April 1, 2011 to extend the term of the Agreement for an additional three years beginning April 1, 2011 and ending April 1, 2014 following the expiration of the Agreement’s initial term on April 1, 2011.
     WHEREAS, the Bank and the Customer desire to further amend the Agreement as set forth below.
     NOW, THEREFORE, in consideration of the promises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:
1.	AMENDMENTS.
(a)	Appendix A of the Agreement shall be replaced with the Appendix A attached to this Amendment.

(b)	Following the expiration of the Agreement’s current term, the term of the Agreement shall be extended for an additional one (1) year term beginning April 1, 2014 and ending April 1, 2015; and Schedule A – Fees of the Agreement shall continue in effect unless modified or amended by mutual agreement between the parties.
2.	MISCELLANEOUS.
(a)	Except as amended hereby, all other terms and conditions of the Agreement remain unchanged and the Agreement shall remain in full force and effect.

(b)	Terms not defined in this Amendment shall have the meaning assigned to them in the Agreement.

(c)	This Amendment may be executed in any number counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment shall not take effect until it has been executed by all parties.

IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its duly authorized officer, as the case may be, as of the date and year first above written.
JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By:	/s/ Anna Maria Calla Minniti

Name:	Anna Maria Calla Minniti
Title:	Vice President

THE VANTAGEPOINT FUNDS

By:	/s/ Angela Montez

Angela Montez
Secretary

Approved by:	/s/ Elizabeth Glista

Elizabeth Glista
Treasurer

APPENDIX A
FUNDS (each a “Customer”)

Vantagepoint Aggressive Opportunities Fund
Vantagepoint Discovery Fund
Vantagepoint Diversifying Strategies Fund
Vantagepoint Equity Income Fund
Vantagepoint Growth Fund
Vantagepoint Growth & Income Fund
Vantagepoint High Yield Fund
Vantagepoint Inflation Protected Securities Fund
    (to be renamed Vantagepoint Inflation Focused Fund
    effective May 1, 2014)
Vantagepoint International Fund
Vantagepoint Low Duration Bond Fund
Vantagepoint Select Value Fund
Vantagepoint Model Portfolio All-Equity Growth Fund
Vantagepoint Model Portfolio Conservative Growth Fund
Vantagepoint Model Portfolio Long-Term Growth Fund
Vantagepoint Model Portfolio Traditional Growth Fund
Vantagepoint Milestone Retirement Income Fund
Vantagepoint Milestone 2010 Fund
Vantagepoint Milestone 2015 Fund
Vantagepoint Milestone 2020 Fund
Vantagepoint Milestone 2025 Fund
Vantagepoint Milestone 2030 Fund
Vantagepoint Milestone 2035 Fund
Vantagepoint Milestone 2040 Fund
Vantagepoint Milestone 2045 Fund
Vantagepoint Milestone 2050 Fund
Vantagepoint 500 Stock Index Fund
Vantagepoint Broad Market Index Fund
Vantagepoint Core Bond Index Fund
Vantagepoint Mid/Small Company Index Fund
Vantagepoint Overseas Equity Index Fund

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